SHARE PURCHASE AGREEMENT



                                     between







                       REALTIME HOLDINGS PRIVATE LIMITED,
                                    as Seller





                                       And





                  DISTINCTIVE DEVICES (INDIA) PRIVATE LIMITED,
                                    as Buyer



                            Dated: 6th December, 2002

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, made this the 6th day of December, 2002, in New Delhi by and between:

REAL TIME HOLDINGS PRIVATE LIMITED, a company incorporated under the Companies' Act, 1956 and having its registered office at C-45, Okhla Industrial Area, Phase
- 1, New Delhi 110 020, (hereinafter referred to as RTHPL) and represented jointly by Mr. A.C. Khare and Mr. Hemant Chadha, Directors referred to hereinafter as the "Seller",

                                       AND

DISTINCTIVE DEVICES (INDIA) PRIVATE LIMITED, a company incorporated under the Companies' Act, 1956 and having its registered office at 4th Floor, Shri Vishwashwar Bhawan, Sanyas Ashram Road, Vile Road (West), Mumabi-400 056., (hereinafter referred to as DDIPL) and represented by Mr. Sanjay S. Mody, Director, referred to hereinafter as the "Buyer".

RECITALS
--------

A. WHEREAS REAL TIME SYSTEMS LIMITED (hereinafter referred to as RTS) is a company incorporated under the Companies' Act, 1956 and having its registered office at A-235. Okhla Industrial Area, Phase - l, New Delhi 110 020.

B. WHEREAS the Seller is the majority shareholder of the entire paid up capital of RTS, as on date by virtue of holding 99.99% of the paid up capital of RTS.

C. WHEREAS the Seller had approached the Buyer to buy out its entire equity share holding of RTS and the Buyer had agreed to the same to acquire by itself the entire shares of RTS held by the Seller.

D. NOW, THEREFORE in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto, intending to be bound, hereby agree to regulate the exercise of their rights in relation to each other as follows:

                  ARTICLE 1 - DEFINITIONS AND INTERPRETATIONS

1.1.     DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Article.

1.1.1   "AGREEMENT" shall mean this Share Purchase Agreement.

1.1.2 "SELLER" and "BUYERS" shall bear the respective meaning assigned to the expression at the beginning of this Agreement and in each case shall include the successors in title and permitted assigns of the party/person in question.


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1.1.3   "PARTY" and collectively as the "PARTIES" shall mean the Buyer and the
        Seller, as the context may require.

1.1.4 "EFFECTIVE DATE" shall mean the date of entering into force of this Agreement. The Agreement shall enter into force after its signing by the Parties.

1.1.5 "SHARES" shall mean the paid-up equity shares of RTS being transferred from the Seller to the Buyer pursuant to the terms of this Agreement.

1.1.6 "ENCUMBRANCE" means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of preemption, third party right or interest, encumbrance or security interest of any kind, or other type of preferential arrangement, (including without limitation a title transfer or retention arrangement) having similar effect.

1.1.7 "PURCHASE PRICE" shall mean the total amount to be paid for the Shares which is specified in Article 3.1 of this Agreement.

1.1.8 "FORCE MAJEURE" shall mean each event that the parties hereunder could not foresee and prevent and which makes the fulfillment of the obligations hereunder impossible. Such events might be wars, international embargo, civil riots, events of nature, flee, terrorist acts, strikes etc.

1.2.    INTERPRETATIONS

In this Agreement, unless the context otherwise requires:

        a.     words importing the singular include the plural and vice versa;

        b.     words importing a gender include every gender;

        c. references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

        d. references to this Agreement are references to this Agreement and any annexures;

        e. references to paragraphs, clauses, recitals and annexures are references to paragraphs and clauses of and recitals and annexures to this Agreement;

        f. headings are for convenience only and must be ignored in construing this Agreement;

        g. references to Parties or to any Party include references to their or its respective successors, permitted assigns, executors and administrators;

        h. references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time ;


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


        i. words and expressions not expressly defined in this Agreement shall, as far as permissible, bear the same meaning as understood, in the Companies' Act, 1956, or any statutory modification thereof in force at the time of entering into this Agreement;

        j. references to any person include references to any individual, body corporate, association, partnership and governmental agency;

        k. if a period to time is specified and dates from, after or before a given day or the day of an act or event, it is to be calculated exclusive of that day;

        l. if a payment or other act must (but for this Clause) be made or done on a day which is not a Business Day, then it must be dons on the next following Business Day;

                      ARTICLE 2 - SUBJECT OF THE AGREEMENT

The subject of this Agreement snail be the transfer through sale of fully paid up 22,26,007 (Twenty Two Lacs Twenty Six Thousand and Seven Only) voting shares of Rs 10/- each, comprising equity capital equal to 99.99% of RTS as of the date of signing the Agreement, together with all ensuing rights and obligations, free of any Encumbrance, according to the current legislation as setout in Schedule 1.

                ARTICLE 3 - PURCHASE PRICE AND TERMS OF PAYMENT

The purchase price wilt be Rs. 22,260/- (Rupees Twenty Two Thousand and Two Hundred and Sixty Only) payable in cash.

            ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents to the Buyer, as of the Effective Date of this Agreement, as follows:

4.1.     AUTHORITY OF SELLER

Seller has full authority to enter into this Agreement and to carry out the transaction Contemplated hereby. Seller is a duly organized, validly existing company under the Companies' Act, 1956 and has full corporate power and authority to enter into this Agreement and to carry out the transaction contemplated hereby. Seller has taken all action required to be taken by them for the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and no other proceedings on the part of Seller will be necessary to consummate the transaction contemplated hereby. This Agreement is a legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

4.2.     ORGANIZATION AND CAPITALIZATION OF SELLER

The Seller is duly organized, validly existing and in good standing under the Companies' Act of 1956, registered according to proper procedures by the proper authorities.


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


4.3.     ADDITIONAL CONSENT AND APPROVALS

        a.     No consent, approval or authorization of, or declaration, filing
               or registration   with,  any  governmental  or  regulatory
               authority except those required in the normal course of such a transaction by or on behalf of the Seller and RTS is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated hereby.

        b. The execution, delivery and performance by the Seller of. this Agreement and the Consummation of the transaction contemplated hereby:

               i. will not violate any provision of any law, regulation, order or judgment applicable to Seller or RTS;

               ii. will not require any consent of, or any filing with or notification to, any governmental or regulatory authority under any provision of applicable law or regulation except except for those required in the normal course of such a transaction:

               iii. will not violate or constitute a breach of any provision of the organizational documents of the Seller or RTS; and

               iv. will not require any consent under and will not result in the breach of any agreement to which Seller or RTS is a party or by which Seller or RTS or any of their respective material assets, are bound, except for such consents and waivers which have been obtained.

            ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to Seller as follows:

5.1.     LEGAL STATUS

The Buyer is a corporation duly organized, validly existing under the Companies' Act, 1956.

5.2.     AUTHORIZATION

The Buyer has full Corporate power and authority to enter into this Agreement and to carry out the transaction contemplated hereby. The Board of Buyer has taken all action required to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and no other corporate proceedings on the part of Buyer will be necessary to consummate the transaction contemplated hereby. This Agreement is a legal, valid arid binding agreement of Buyer, enforceable in accordance with its terms.

5.3.     CONSENTS AND APPROVALS

No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority by or on behalf of Buyer, is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated hereby.

5.4.     DILIGENCE REVIEW

The Buyer acknowledges that it has been provided a full opportunity to conduct a diligence review of the business and operations of RTS. The Buyer represents to the Seller that it has had ample opportunity to fully evaluate the business and operations, and that it is fully familiar with all aspects of RTS, including its assets, its liabilities and those contracts to which it is a party. The Buyer acknowledges, with the exception of the Seller representations and warranties expressly contained in Article 4 of this Agreement, that the Buyer shall execute this Agreement and agrees to purchase the Shares based solely on its due diligence review.

                      ARTICLE 6 - COVENANTS OF THE SELLER

6.1.     AGREEMENT

The Seller will undertake, and will cause RTS to undertake, all activities necessary or required, if any, in order to consummate the purchase transaction contemplated by this Agreement. The Seller will also cooperate with the Buyer with respect to any activities that the Buyer may be required to make in order to consummate the purchase transaction.

6.2.     ACCESS TO INFORMATION

From the date of this Agreement the Seller shall cause RTS to give to Buyer and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to RTS as the other party may reasonably request. Buyer shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by RTS.

6.3.      NOTIFICATION

After the date of this Agreement the Seller will promptly notify the Buyer in writing if the Seller becomes aware of any fact or condition that causes or constitutes a breach of any representation or warranty made by the Seller under this Agreement.

                       ARTICLE 7 - COVENANTS OF THE BUYER

INVESTMENT GUARANTEE

The Buyer is under no guarantee to make future investments in RTS but shall make investments in RTS as and when required on terms and conditions acceptable to it.

           ARTICLE 8 - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

All Obligations of Seller to consummate this transaction is subject to the satisfaction (or waiver) prior hereto of each of the following conditions:

8.1.     REPRESENTATIONS AND WARRANTIES

The representations and warranties of Buyer contained in this Agreement shall be true and correct on the date hereof (except to the :extent such representations and warranties speak as of en earlier date).

8.2.     LEGALITY

No new enacted law or court order that come into force after signing of this Agreement shall have effect on provisions of this Agreement.

            ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

All obligations of Buyer to consummate the transaction is subject to the satisfaction (or waiver) prior hereto of each of the following conditions:

9.1.     REPRESENTATIONS AND WARRANTIES

The representations and warranties of Seller contained in this Agreement shall be true end correct on the date hereof (except to the extent such representations and warranties speak as of an earlier date).

9.2.     LEGALITY

No new enacted law or court order that come into force after signing of this Agreement shall have effect on provisions of this Agreement.

                           ARTICLE 10 - FORCE MAJEURE

The contracting Parties shall not be held responsible in case of non-performance of obligations and shall not owe compensation for damages and losses when the non-performance is a result of Force Majeure. The Party suffering Force Majeure shall be obligated to undertake all necessary measures in good faith to mitigate sustained damages and losses and to inform the other Party preferably in writing within 14 (fourteen) days of the Force Majeure occurrence. The Party suffering Force Majeure shall be obliged to certify the occurrence of Force Majeure as defined in this Agreement. If a Party is already in delay for an obligation under the Agreement, it cannot claim Force Majeure. During the Force Majeure, the performance of the obligation under the Agreement by the both Parties shall be suspended.


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


                      ARTICLE 11 - RESOLUTION OF DISPUTES

11.1.    DUTY TO NEGOTIATE

Both Parties acknowledge and agree that any dispute or disagreement arising under this Agreement shall be resolved, if possible, through discussions and negotiations between themselves. All such negotiations shall be undertaken in good faith.

11.2.    ARBITRATION

Any dispute or disagreement hereunder, including but not necessarily limited to any relating to or concerning the interpretation of the Agreement, its validity or invalidity, its termination, or whether a party has performed and fulfilled its obligations hereunder, that cannot be resolved through the good faith negotiations of the Parties shall be referred to and settled in accordance with the provisions of The Indian Arbitration and Conciliation Act of 1996. English shall be the language used during the arbitration trial process. Every arbitration ruling shall be accepted by the Parties as final and the dispute shall not be taken to court. Arbitration shall be by sole Arbiter to be appointed by the Parties jointly.

                          ARTICLE 12 - GENERAL MATTERS

12.1.    GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of India and subject to jurisdiction of competent court/s in New Delhi only.

12.2.    ENTIRE AGREEMENT

This Agreement including the Appendices thereto embodies the entire agreement of the parties in relation to the subject matter herein and supersedes all prior understandings or agreements, oral or written, between the parties hereto.

12.3.    HEADINGS

The headings and subheadings of the Articles contained in this Agreement, except the terms identified for definition in Article I of this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

12.4.    MODIFICATION; NO ASSIGNMENT

No amendment or other modification, rescission, release, annulment or assignment-of any part of this Agreement shall be effective except pursuant to a written agreement signed by the duly authorized representatives of the Parties hereto.


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


12.5.    COUNTERPARTS

This Agreement may be executed in four counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such verified copy shall be deemed an original.

12.6.    NOTICE

Any notice, request, demand, consent, approval or other communication to a Party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefore, or sent by certified mail, postage prepaid, or courier service at its address set forth below or at such other address as it shall hereafter furnish in writing to the other Person. All such notices and other communications shall be deemed given on the date received by the addressee.

If to the Buyer:

Mr. Sanjay S. Mody
4th Floor, Shri Vishwashwar Bhawan,
Sanyas Ashram Road,
Vile Road (West) Mumabi-56.

if to the Seller:

Mr. A.C. Khare
C-45, Okhla Industrial Area,
Phase - I, New Delhi 110 020.

12.7.    WAIVER

The Seller and the Buyer may waive their respective rights, powers or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of the Seller or the Buyer to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right power or privilege by the Seller, or the Buyer under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

12.8.    UNENFORCEABLE

If any provision of this Agreement is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.


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


IN WITNESS WHEREOF the parties hereto have set and subscribed their respective hands on the day and the year first hereinbefore written.


SIGNED AND DELIVERED                   SIGNED AND DELIVERED
BY THE WITHINNAMED                     BY THE WITHINNAMED
For Real Time Holdings Pvt. Ltd.       For Distinctive Devices (India) Pvt. Ltd.
(the Seller)                           (the Buyer)


---------------------------------      -----------------------------------------
        A.C. Khare                                Sanjay S. Mody
        (Director)                                  (Director)



---------------------------------
Hemant Chadha
(Director)
IN THE PRESENCE OF
WITNESS

NAME AND ADDRESS


                                       9
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                                   SCHEDULE #1
                                   -----------

               DETAILS OF EQUITY SHARES OF REAL TIME SYSTEMS LTD.

Certificate No.             Distinctive Nos.                 Total No. of Shares
---------------             ----------------                 -------------------

                                  to                              22,26,007




Twenty Two lacs Twenty Six Thousand and Seven Equity shares of Rs 10/- each fully paid-up.



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